Exhibit 99.1

GNC HOLDINGS, INC. NAMES MICHAEL G. ARCHBOLD CEO

Joseph Fortunato, Chairman, President and CEO, Leaving Company

Lead Independent Director, Michael Hines, Elected Non-Executive Chairman

PITTSBURGH, PA, August 5, 2014 — GNC Holdings, Inc. (NYSE: GNC) (the “Company”), a leading global specialty retailer of health and wellness products, today announced that its Board of Directors has appointed senior retail industry executive Michael G. Archbold, 53, as Chief Executive Officer and member of the Board, effective immediately. The Board also announced that Joseph Fortunato, Chairman, President and Chief Executive Officer, is leaving the Company and has stepped down from the GNC Board.  Lead Independent Director, Michael Hines, has been elected Non-Executive Chairman of the GNC Board.

Mr. Archbold has over 25 years of retail industry experience. He most recently served as CEO and CFO of The Talbots Inc., a leading retailer of women’s apparel, where he successfully implemented a comprehensive strategy to enhance the customer experience resulting in significant improvement in the company’s financial results.  Prior to joining Talbots, he served in a variety of senior roles, including President and Chief Operating Officer of nutritional product retailer Vitamin Shoppe, Inc. where he had oversight of key customer initiatives, driving revenue growth and profitability.  Mr. Archbold previously held senior leadership positions, including serving as chief financial officer, at Saks Fifth Avenue and AutoZone Inc.

Mike Hines, Chairman of GNC, said, “The Board is committed to delivering improved financial results and creating value for GNC shareholders and we are pleased that Mike has agreed to join GNC. He is a world-class executive with highly relevant retail experience and financial expertise, proven leadership skills and a track record of developing strong corporate cultures and delivering superior financial performance. We have tremendous confidence in GNC’s prospects and in Mike’s ability to lead the Company going forward.”

Mr. Hines continued, “Joe Fortunato led GNC through a period of considerable growth, innovation and transformation.  We thank him for his significant contributions to the Company and we wish him well in the future.”

Mr. Archbold commented, “GNC is an admired industry leader with an iconic brand, strong positions in its core markets, differentiated products, a history of innovation and a loyal customer base.  I am honored to lead this organization, and I look forward to working closely with the team across GNC and the Board to further strengthen the Company’s market position and deliver improved financial performance.”

About GNC Holdings, Inc.

GNC Holdings, Inc., headquartered in Pittsburgh, PA, is a leading global specialty retailer of health and wellness products, including vitamins, minerals, and herbal supplement products, sports nutrition products and diet products, and trades on the New York Stock Exchange under the symbol “GNC.”

The Company — which is dedicated to helping consumers Live Well — has a diversified, multi-channel business model and derives revenue from product sales through company-owned retail stores, domestic and international franchise activities, third party contract manufacturing, e-commerce and corporate partnerships.  GNC’s broad and deep product mix, which is focused on premium, value-added nutritional products, is sold under GNC proprietary brands, including Mega Men®, Ultra Mega®, Total LeanTM, Pro Performance® AMP, Beyond Raw®, GNC PuredgeTM, GNC GenetixHD®, Herbal Plus® and under nationally recognized third party brands.  As of June 30, 2014, GNC has more than 8,700 locations, of which more than 6,500 retail locations are in the United States (including 1,050 franchise and 2,232 Rite Aid franchise store-within-a-store locations) and franchise operations in more than 50 countries (including distribution centers where retail sales are made).

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions regarding our dividend, share repurchase plan, strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain.  The Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, including but not limited to unfavorable publicity or consumer perception of our products; costs of compliance and our failure to comply with new and existing governmental regulations governing our products, including, but not limited to, proposed dietary supplement legislation and regulations; limitations of or disruptions in our manufacturing system or losses of manufacturing certifications; disruptions in our distribution network; or failure to successfully execute our growth strategy, including any inability to expand our franchise operations or attract new franchisees, any inability to expand our company owned retail operations, any inability to grow our international footprint, any inability to expand our e-commerce businesses, or any inability to successfully integrate businesses that we acquire.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

The Company is authorized to repurchase from time to time shares of its outstanding common stock on the open market or in privately negotiated transactions. The Company may finance any repurchases with cash, potential financing transactions, or a combination of the foregoing.  The timing and amount of stock repurchases will depend on a variety of factors, including the market conditions as well as corporate and regulatory considerations. The share repurchase program may be suspended, modified or discontinued at any time and the Company has no obligation to repurchase any amount of its common stock under the program. The Company intends to make all repurchases in compliance with applicable regulatory guidelines and to administer the plan in accordance with applicable laws, including Rule 10b-18 and, as applicable, Rule 10b-5 of the Securities Exchange Act of 1934, as amended.

Investors Contact:

Dennis Magulick, Vice President - Treasury & Investor Relations

(412) 288-4632, or

Media Contact:
Laura Brophy; 212-537-5177, Ext 2
lbrophy@marketcompr.com